UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                (DATE OF EARLIEST EVENT REPORTED): April 15, 2005


                                                         IRS Employer
Commission      Registrant; State of Incorporation;      Identification
File Number     Address; and Telephone Number            Number
-----------     -----------------------------------      --------------

1-13739         UNISOURCE ENERGY CORPORATION             86-0786732
                (An Arizona Corporation)
                One South Church Avenue, Suite 100
                Tucson, AZ 85701
                (520) 571-4000

1-5924          TUCSON ELECTRIC POWER COMPANY            86-0062700
                (An Arizona Corporation)
                One South Church Avenue, Suite 100
                Tucson, AZ 85701
                (520) 571-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
-------------------------------------------------------

UNISOURCE ENERGY CORPORATION CREDIT AGREEMENT

On April 15, 2005, UniSource Energy Corporation ("UniSource Energy") entered into a $105 million five-year credit agreement with Union Bank of California, N.A., as administrative agent, lead arranger and lender ("Union Bank"), and a group of lenders (the "UniSource Credit Agreement"). The UniSource Credit Agreement includes a $90 million term loan facility and a $15 million revolving credit facility.

UniSource Energy expects to borrow the entire $90 million available under the term loan facility by June 30, 2005 and use the loan proceeds to make a capital contribution to TEP. It is anticipated that this capital contribution, together with the proceeds TEP received from a $95 million inter-company note repayment in March 2005 and any additional capital contributions to TEP from the proceeds of UniSource Energy's issuance of convertible senior notes in March 2005, will be used by TEP to retire or repurchase up to $225 million of its outstanding debt obligations.

UniSource Energy expects that borrowings will be made from time to time under the revolving credit facility for working capital purposes.

Interest is payable on borrowings under the UniSource Credit Agreement at a Eurodollar rate or Alternate Base Rate rate. Eurodollar loans would bear interest at adjusted LIBOR plus 1.75%. Alternate Base Rate loans would bear interest in an amount equal to the sum of (x) the greater of the federal funds rate plus 1/2 of 1% or Union Bank's reference rate, and (y) 0.75%. In the event that, after June 30, 2005, regulatory restrictions do not give TEP the ability to pay 100% of its current year net income as dividends, interest rates would increase by 0.25%.

UniSource Energy has entered into a pledge agreement ("Pledge Agreement") with Union Bank to secure its obligations under the UniSource Credit Agreement with a pledge of the capital stock of Millennium Energy Holdings, Inc., UES and UniSource Energy Development Company.

The UniSource Credit Agreement will expire on April 15, 2010, at which time all outstanding amounts under the UniSource Credit Agreement will be due and payable. In addition, UniSource is required to repay the outstanding term loans, in quarterly installments of $1.25 million, commencing in June 2005 with the balance due at maturity.

The UniSource Credit Agreement contains a number of covenants which restrict UniSource Energy and its subsidiaries, including restrictions on additional indebtedness, liens, mergers, sales of assets and investments and acquisitions. The UniSource Credit Agreement also contains several financial covenants including: (a) a minimum cash flow to interest coverage ratio determined on a UniSource Energy standalone basis and (b) a maximum leverage ratio determined on a consolidated basis. Under the terms of the UniSource Credit Agreement, UniSource Energy may pay dividends so long as it maintains compliance with the


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agreement and if, on the date of any dividend payment and after giving effect to the dividend payment, the amount of unrestricted cash of UniSource Energy and its subsidiaries plus the unused portion of the revolving credit facility exceeds $15 million.

Upon the occurrence and continuance of an event of default under the UniSource Credit Agreement, outstanding borrowings may become immediately due and payable and the lenders may exercise remedies under the Pledge Agreement. Events of default under the UniSource Credit Agreement include failure to make payments required thereunder or to comply with the covenants contained therein and certain events of bankruptcy or the commencement of similar liquidation or reorganization proceedings with respect to UniSource Energy or any Significant Subsidiaries (as defined in the UniSource Credit Agreement to include TEP and certain other subsidiaries). In addition, an event of default would include the failure of UniSource Energy or a Significant Subsidiary to make required payments on indebtedness in excess of $20 million or the events giving the holders of such indebtedness the right to require repayment of such indebtedness.

UNS ELECTRIC, INC./UNS GAS, INC. CREDIT AGREEMENT

On April 15, 2005, UNS Electric, Inc. ("UNS Electric") and UNS Gas, Inc. ("UNS Gas"), each as a borrower (the "Borrowers"), and UES, as guarantor, entered into a $40 million three-year unsecured revolving credit agreement with Union Bank, as administrative agent, lead arranger and lender, and a group of lenders (the "UNS Electric/UNS Gas Credit Agreement" and, together with the UniSource Credit Agreement, the "Credit Agreements"). The proceeds of any loans or letters of credit will be used for general corporate purposes.

Each Borrower will be severally liable for its borrowings under the UNS Electric/UNS Gas Credit Agreement, with UES guaranteeing the obligations of both Borrowers. The maximum borrowings outstanding at any one time for a Borrower under the agreement is not to exceed $30 million.

UNS Gas and UNS Electric expect to draw upon the UNS Electric/UNS Gas Credit Agreement from time to time primarily for seasonal working capital purposes.

Interest is payable on borrowings under the UNS Electric/UNS Gas Credit Agreement at a Eurodollar rate or Alternate Base Rate rate. Eurodollar loans will bear interest at LIBOR plus 1.50%. Alternate Base Rate loans will bear interest in an amount equal to the sum of (x) the greater of the federal funds rate plus 1/2 of 1% or Union Bank's reference rate, and (y) 0.50%.

The UNS Electric/UNS Gas Credit Agreement will expire on April 15, 2008, at which time all outstanding amounts under the UNS Electric/UNS Gas Credit


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Agreement will be due and payable. The UNS Electric/UNS Gas Credit Agreement contains a number of covenants which restrict the Borrowers, UES and, in certain cases, their respective subsidiaries, including restrictions on additional indebtedness, liens, mergers and sales of assets. The UNS Electric/UNS Gas Credit Agreement also contains several financial covenants including: (a) a maximum consolidated leverage ratio and (b) a minimum cash flow to interest coverage ratio, in each case determined for each Borrower on a standalone basis.

Upon the occurrence and continuance of an event of default in respect of a Borrower or UES under the UNS Electric/UNS Gas Credit Agreement, outstanding borrowings of such Borrower may become immediately due and payable. Events of default under the UNS Electric/UNS Gas Credit Agreement include failure to make payments required thereunder or to comply with the covenants contained therein and certain events of bankruptcy or the commencement of similar liquidation or reorganization proceedings or a change of control of the Borrowers. In addition, an event of default may occur if the Borrowers or UES, or any subsidiary of UES, defaults on any payments required in respect of certain indebtedness that is outstanding in an aggregate principal amount of at least $4 million or if any such indebtedness becomes due or capable of being called for payment prior to its scheduled payment date or if there is a default in the performance or compliance with the other terms of such indebtedness and, as a result of such default, such indebtedness has become, or has been declared, due and payable, prior to its scheduled payment date.


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ITEM 2.03 - CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
----------------------------------------------------------------------------
AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
-------------------------------------------------

     Reference is made to the information set forth under Item 1.01 above, which information is incorporated into this Item 2.03 by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.
----------------------------------------------

     Exhibit 4.1 UniSource Credit Agreement, dated as of April 15, 2005, among UniSource Energy Corporation, Union Bank of California, N.A., as Administrative Agent, and a group of lenders

     Exhibit 4.2 Pledge Agreement, dated as of April 15, 2005, between UniSource Energy Corporation and Union Bank of California, N.A., as Administrative Agent

     Exhibit 4.3 UNS Electric/UNS Gas Credit Agreement, dated as of April 15, 2005, among UNS Electric, Inc., UNS Gas, Inc., UniSource Energy Services, Inc., Union Bank of California, N.A., as Administrative Agent, and a group of lenders


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: April 18, 2005                     UNISOURCE ENERGY CORPORATION
                                         ----------------------------
                                                 (Registrant)


                                             /s/ Kevin P. Larson
                                         ----------------------------
                                         Vice President and Principal
                                              Financial Officer


Date: April 18, 2005                     TUCSON ELECTRIC POWER COMPANY
                                         -----------------------------
                                                 (Registrant)


                                             /s/ Kevin P. Larson
                                         ----------------------------
                                         Vice President and Principal
                                              Financial Officer